UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 2, 2009

EpiCept Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Old Saw Mill River Rd., Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-606-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 2, 2009, EpiCept Corporation (the "Company") received a letter from the Nasdaq Listing Qualifications Department stating that the Nasdaq Hearings Panel (the "Panel") has determined to grant the request of the Company to remain listed on the Nasdaq Stock Market. The Company's continued listing is subject to the condition that on or before February 1, 2010, the Company must have evidenced a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days (or, under certain circumstances, such longer period as the Panel may determine).

As previously announced, on August 3, 2009, the Company received a letter from the Nasdaq Listing Qualifications Department stating that the Company had not regained compliance with the minimum bid price requirement under Listing Rule 5550(a)(2) by July 28, 2009 and, as a result, its common stock would be subject to delisting from The Nasdaq Capital Market unless the Company requested an appeal before the Panel. The Company requested a hearing and appeared before the Panel on September 23, 2009. On November 2, 2009, the Panel rendered its determination to continue the Company's listing.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release of EpiCept Corporation, dated November 3, 2009, announcing that the Nasdaq Panel grants EpiCept Corporation's request for continued listing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EpiCept Corporation

November 3, 2009	By:	Robert W. Cook

Name: Robert W. Cook
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of EpiCept Corporation, dated November 3, 2009, announcing that the Nasdaq Panel grants EpiCept Corporation's request for continued listing.